Exhibit 99.(d)(1)(ii)

Amended Schedule 1

Dated March 1, 2015

to the

Investment Advisory Agreement

Touchstone Variable Series Trust

Dated January 1, 1999

Listing of Funds and Advisory Fee Rates

Name of Fund	Annual Basic Fee Rate
Touchstone Baron Small Cap Growth Fund	1.05% of average daily net assets.

Touchstone Mid Cap Growth Fund	0.75% on the first $500 million of average daily net assets; 0.70% on the next $500 million; and 0.65% of assets over $1 billion.

Touchstone Third Avenue Value Fund	0.80% on the first $100 million of average daily net assets; 0.75% on the next $100 million; 0.70% on the next $100 million; and 0.65% of assets over $300 million.

Touchstone Large Cap Core Equity Fund	0.65% on the first $100 million of average daily net assets; 0.60% on the next $100 million; 0.55% on the next $100 million; and 0.50% of assets over $300 million.

Touchstone High Yield Fund	0.50% on the first $100 million of average daily net assets; 0.45% on the next $100 million; 0.40% on the next $100 million; and 0.35% of assets over $300 million.

Touchstone Active Bond Fund	0.40% on the first $300 million of average daily net assets; 0.35% of assets over $300 million.

Touchstone Money Market Fund	0.18% of average daily net assets.

Touchstone Conservative ETF Fund	0.25% on the first $50 million of assets; 0.23% on the next $50 million of assets; and 0.20% on assets greater than $100 million

Touchstone Moderate ETF Fund	0.25% on the first $50 million of assets; 0.23% on the next $50 million of assets; and 0.20% on assets greater than $100 million

Touchstone Aggressive ETF Fund	0.25% on the first $50 million of assets; 0.23% on the next $50 million of assets; and 0.20% on assets greater than $100 million

This Amended Schedule 1 to the Investment Advisory Agreement is signed as of the date first set forth above.

TOUCHSTONE VARIABLE SERIES TRUST

By:	/s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: Controller & Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: Controller & Treasurer

By:	/s/ Tim Paulin
Name: Tim Paulin
Title: Senior Vice President

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